Exhibit 3.72

CERTIFICATE OF FORMATION

OF

SWS ACQUISITION, LLC

This certificate of formation (“Certificate of Formation”) of SwS Acquisition, LLC (hereinafter referred to as the “Company”) to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101. et seq.), is duly executed and filed by an authorized person (“Authorized Person”) of Delaware Incorporators & Registration Service, LLC, which Authorized Person hereby certifies that:

FIRST: The name of the limited liability company formed hereby is SwS Acquisition, LLC.

SECOND: The registered office of the Company in the State of Delaware is located at Suite 1400, 1007 Orange Street, Wilmington, Delaware 19801.

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Delaware Incorporators & Registration Service, LLC, Suite 1400, 1007 Orange Street, Wilmington, Delaware 19801.

The undersigned Authorized Person has executed this Certificate of Formation this 17th day of December, 2002.

Authorized Person:

DELAWARE INCORPORATORS &
REGISTRATION SERVICE, LLC

By:	/s/ Keith R. Sattesahn
Keith R. Sattesahn
Vice President